July 28, 2004
                                   ADVANTEST CORPORATION
                                   (Toshio Maruyama, President and COO)
                                   (Stock Code Number: 6857, TSE first section)
                                   (Ticker Symbol: ATE, NYSE)

                                   Shinjuku NS Bldg.,
                                   4-1 Nishi-Shinjuku 2-chome
                                   Shinjuku-ku, Tokyo Japan

                                   Contact Person:
                                   Hiroshi Nakamura
                                   Manager, Accounting Department
                                   Phone: +81-(0)3-3342-7500



                       NOTICE REGARDING CHANGE IN AUDITORS



     Notice is hereby given that the following change (resignation) in auditors of ADVANTEST CORPORATION (the "Company") was approved by the Company's Board of Directors on July 28, 2004, pursuant to Paragraph 1 of Article 193-2 of the Securities and Exchange Law.


1. Reason for change
     On July 25, 2003, KPMG AZSA & Co. was appointed auditor to jointly audit the Company's consolidated financial statements with Ernst & Young ShinNihon. However, as the use of one auditor enhances efficiency, the Company decided to unify the auditors and delegate auditing responsibilities only to Ernst & Young ShinNihon.

2. Name of resigning auditor
     Name:                      KPMG AZSA & Co.
     Location of Head Office:   AZSA Center Building, 1-2 Tsukudo-cho,
                                Shinjuku-ku, Tokyo

3. Prospects
     Ernst & Young ShinNihon will continue to carry out the Company's audit pursuant to Paragraph 1 of Article 193-2 of the Securities and Exchange Law.